Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Corporate Income Fund--Monthly Payment Series--311

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-49227 of our opinion dated April 27, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How the Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 17, 2000